Exhibit 99.1

NEWS RELEASE

Phillips 66 Reaches Agreement to Acquire Publicly Held Common Units of DCP Midstream, LP

•	Increases Phillips 66’s economic interest in DCP Midstream, LP to 86.8%

•	Targeted operational and commercial synergies of at least $300 million

•	All-cash transaction expected to close in the second quarter of 2023

HOUSTON and DENVER, Jan. 6, 2023 – Phillips 66 (NYSE: PSX) and DCP Midstream, LP (“DCP Midstream”) (NYSE: DCP) announced today that they have entered into a definitive agreement pursuant to which Phillips 66 will acquire all of the publicly held common units representing limited partner interests in DCP Midstream for cash consideration of $41.75 per common unit, increasing its economic interest in DCP Midstream to 86.8%.

“We are delivering on our commitment to grow our NGL business,” said Mark Lashier, President and CEO of Phillips 66. “Our wellhead-to-market platform captures the full NGL value chain. As we continue integrating DCP Midstream, we are unlocking significant synergies and growth opportunities.”

In combination with the previously announced realignment of Phillips 66’s economic and governance interests in DCP Midstream, the transaction is expected to generate an incremental $1 billion of adjusted EBITDA for Phillips 66. In addition, Phillips 66 expects to capture operational and commercial synergies of at least $300 million by integrating DCP Midstream into its existing midstream business.

Phillips 66 plans to fund the approximately $3.8 billion cash consideration through a combination of cash and debt while maintaining its current investment grade credit ratings. The transaction is expected to close in the second quarter of 2023, subject to customary closing conditions.

The transaction was unanimously approved by the board of directors of DCP Midstream GP, LLC, the general partner of DCP Midstream GP, LP, the general partner of DCP Midstream, based on the unanimous approval and recommendation of a special committee comprised entirely of independent directors after evaluation of the transaction by the special committee in consultation with independent financial and legal advisors.

Affiliates of Phillips 66, as the holders of a majority of the outstanding DCP Midstream common units, have delivered their consent to approve the transaction. As a result, DCP Midstream has not solicited and is not soliciting approval of the transaction by any other holders of DCP Midstream common units.

Barclays acted as exclusive financial advisor to Phillips 66, Bracewell LLP acted as legal counsel to Phillips 66, and Morris, Nichols, Arsht & Tunnell LLP acted as special Delaware counsel to Phillips 66. Evercore acted as financial advisor to the special committee of the board of directors of DCP Midstream GP, LLC, and Hunton Andrews Kurth LLP and Richards, Layton & Finger, PA acted as legal counsel to the special committee. For further information on this transaction, refer to the DCP Midstream Transactions Overview available on the Phillips 66 Investors site, phillips66.com/investors.

Additional Information and Where You Can Find It

This news release does not constitute a solicitation of any vote or approval with respect to the proposed transaction. This release relates to a proposed business combination between Phillips 66 and DCP Midstream. In connection with the proposed transaction, Phillips 66 and DCP Midstream expect to file an information statement and other documents with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITYHOLDERS OF PHILLIPS 66 AND DCP MIDSTREAM ARE ADVISED TO CAREFULLY READ ANY INFORMATION STATEMENT AND ANY OTHER DOCUMENTS THAT HAVE BEEN FILED OR MAY BE FILED WITH THE SEC (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. The definitive information statement, when available, will be sent to securityholders of DCP Midstream relating to the proposed transaction. Investors and securityholders may obtain a free copy of such documents and other relevant documents (if and when available) filed by Phillips 66 or DCP Midstream with the SEC from the SEC’s website at www.sec.gov. Securityholders and other interested parties will also be able to obtain, without charge, a copy of such documents and other relevant documents (if and when available) from Phillips 66’s website at www.phillips66.com under the “Investors” tab under the heading “SEC Filings” under the “Financial Information” sub-tab or from DCP Midstream’s website at www.dcpmidstream.com under the “Investors” tab and the “SEC Filings” sub-tab.

Participants in the Solicitation

Phillips 66, DCP Midstream and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of consents in respect of the transaction. Information about these persons is set forth in Phillips 66’s proxy statement relating to its 2022 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2022; Phillips 66’s Annual Report on Form 10-K, which was filed with the SEC on February 18, 2022; certain of Phillips 66’s Current Reports on Form 8-K; DCP Midstream’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 18, 2022, and subsequent statements of changes in beneficial ownership on file with the SEC. Securityholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ securityholders generally, by reading the information statement and other relevant documents regarding the transaction (if and when available), which may be filed with the SEC.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS

OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the anticipated consummation of the proposed transaction and the timing thereof. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believes,” “continues,” “intends,” “will,” “would,” “objectives,” “goals,” “projects,” “efforts,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future performance and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements contained in this release include, but are not limited to, statements regarding the expected benefits of the potential transaction to Phillips 66 and its shareholders and DCP Midstream and its unitholders, and the anticipated consummation of the proposed transaction and the timing thereof. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: uncertainties as to the timing to consummate the potential transaction; the effects of disruption to Phillips 66’s or DCP Midstream’s respective businesses; the effect of this news release on the price of Phillips 66’s shares or DCP Midstream’s common units; transaction costs; Phillips 66’s ability to achieve benefits from the proposed transaction; and the diversion of management’s time on integration-related and transaction-related issues. Other factors that could cause actual results to differ from those in forward-looking statements include: the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum products; the inability to timely obtain or maintain permits necessary for capital projects; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels; fluctuations in NGL, crude oil, and natural gas prices, and petrochemical and refining margins; unexpected changes in costs for constructing, modifying or operating our facilities; unexpected difficulties in manufacturing, refining or transporting our products; the level and success of drilling and production volumes around Phillips 66’s midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for our NGL, crude oil, natural gas, and refined products; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; failure to complete construction of capital projects on time and within budget; the inability to comply with governmental regulations or make capital expenditures to maintain compliance; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets, which may also impact our ability to repurchase shares and declare and pay dividends; potential disruption of our operations due to accidents, weather events, including as a result of climate change, terrorism or cyberattacks; general domestic and international economic and political developments including armed hostilities (including the Russia-Ukraine war), expropriation of assets, and other political, economic or diplomatic developments, including those caused by public health issues and international monetary conditions and exchange controls; changes in governmental policies relating to NGL, crude oil, natural gas, refined petroleum products, or renewable fuels pricing, regulation or taxation, including exports; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to our asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to Phillips 66’s business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates Phillips 66 does not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in its filings with the SEC. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information— This news release includes the term “adjusted EBITDA,” which, as used in this release, is a forward-looking non-GAAP financial measure. EBITDA is defined as estimated net income plus estimated net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as estimated EBITDA plus the proportional share of selected equity affiliates’ estimated net interest expense, income taxes, depreciation and amortization less the portion of estimated adjusted EBITDA attributable to noncontrolling interests. Net income is the most directly comparable GAAP financial measure for the consolidated company. Adjusted EBITDA estimates depend on future levels of revenues and expenses, including amounts that will be attributable to noncontrolling interests, which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between projected adjusted EBITDA to consolidated net income or segment income before income taxes without unreasonable effort.

About Phillips 66

Phillips 66 (NYSE: PSX) manufactures, transports and markets products that drive the global economy. The diversified energy company’s portfolio includes Midstream, Chemicals, Refining, and Marketing and Specialties businesses. Headquartered in Houston, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn or Twitter.

About DCP Midstream

DCP Midstream, LP (NYSE: DCP) is a Fortune 500 midstream master limited partnership headquartered in Denver, Colorado, with a diversified portfolio of gathering, processing, logistics and marketing assets. DCP is one of the largest natural gas liquids producers and marketers, and one of the largest natural gas processors in the U.S. The owner of DCP’s general partner is a joint venture between Enbridge and Phillips 66. For more information, visit the DCP Midstream, LP website at www.dcpmidstream.com.

CONTACTS

Jeff Dietert (investors)

832-765-2297

jeff.dietert@p66.com

Owen Simpson (investors)

832-765-2297

owen.simpson@p66.com

Thaddeus Herrick (media)

855-841-2368

thaddeus.f.herrick@p66.com